SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT, made this 1st day of July, 2015 ("Sublease"), by and between:

Qualstar Corporation, a California corporation, with principal place of business situate at 130 West Cochran Street, Unit C, Simi Valley, CA 93065 (hereinafter referred to as "SUBLESSOR");

AND

Interlink Electronics, Inc., a Nevada corporation, with principal place of business situate at 31248 Oak Crest Drive, Suite 110, Westlake Village, CA 91361 (hereinafter referred to as "SUBLESSEE").

W I T N E S S E T H :

1. RECITALS.

(a) An Agreement of Lease and Rider was executed by and between Cypress Pointe Simi Valley, LLC ("Cyprus"), as Landlord, and Sublessor, as Tenant, dated December 14, 2014 (the "Lease"), with respect to the premises located at 130 West Cochran Street, Unit C, Simi Valley, California 93065 (the "Premises").

(b) SUBLESSOR and SUBLESSEE desire to enter into this Sublease with respect to a portion of the Premises of approximately 608 square feet, and to memorialize their understandings regarding same herein.

(c) The parties desire to memorialize their agreement in this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2. LEASED PREMISES. SUBLESSOR hereby leases to SUBLESSEE, and SUBLESSEE hereby leases from SUBLESSOR a portion of the Premises of approximately 608 square feet and more particularly described on Exhibit A attached hereto (the "Subleased Premises"). SUBLESSEE

acknowledges that prior to taking occupancy of the Subleased Premises it examined and inspected the Subleased Premises and was fully familiar with the physical condition thereof and has taken possession of the Premises "as is" as of the date of SUBLESSEE's occupancy. SUBLESSEE acknowledges that SUBLESSOR or its agents or employees have not made and do not make any representations or warranties as to the physical condition of the Subleased Premises, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, except as specifically set forth in this Sublease (excluding anything in the Lease incorporated herein by reference).

3. TERM. The term of this Sublease shall be for one year beginning on July 1, 2015 and ending on June 30, 2016, with the right to renew for additional one year periods upon agreement of both of the parties (the "Term").

4. RENT.

(a) Base Rent. Commencing on the date hereof through June 30, 2016, SUBLESSEE shall pay to SUBLESSOR a base rent of Three Hundred Ninety-Five Dollars ($395) per month (the "Base Rent"). The Base Rent hereunder shall be increased at such times and in such amounts as provided in the Lease.

(b) Additional Rent. In addition to the Base Rent provided in section #4(a)(i) above, SUBLESSEE shall pay to Sublessor as additional rent (1) Two Hundred Twelve Dollars ($212) for electric, water, trash, CAM, security and janitorial services, and (2) Thee Hundred Ninety-Three Dollars ($393) for use of the restrooms, lunch room, shipping dock, receiving dock, telephone and internet, bottled water and snack, for total additional rent of $605 ("Additional Rent", and collectively with the Base Rent, the "Rent").

(c) Payment of Rent. Each monthly payment of Base Rent and Additional Rent shall be paid on the first (1st) day of each month, in advance, without prior notice, demand, counterclaim, or any setoff or deduction of any kind.

(d) Default.

(i) Failure on the part of SUBLESSEE to meet the Base Rent obligations as provided in section 4(a) hereof and the Additional Rent obligations as provided in section 4(b) hereof, or any other obligations imposed upon it pursuant to this Sublease, shall constitute a default thereby allowing SUBLESSOR the right to terminate this Sublease and to exercise all rights and remedies available by law. Notwithstanding anything herein contained to the

contrary, SUBLESSEE shall be entitled to the same notices and same rights to cure as contained in the Lease, to the extent applicable.

5. **SUBLESSEE'S USE OF** SUBLEASED **PREMISES**. SUBLESSEE shall only utilize the Subleased Premises as provided in Paragraph 1.6 of the Lease, strictly in accordance with all applicable federal, state, and local laws and regulations, and in accordance with the terms and conditions of the Lease.

6. **INSURANCE**.

(a) SUBLESSEE covenants and agrees that it will pay for and maintain in effect during the term hereof, insurance coverage as set forth and described in the Lease, including comprehensive general liability insurance with contractual liability coverage and such other or additional liability insurance required by the Lease as SUBLESSOR or Landlord may from time to time reasonably require covering any and all claims for personal injury, death, or property damage occurring in, upon, adjacent to, or connected with the Subleased Premises covered by this Sublease or any part thereof, and the indemnities contained in Paragraph #7 hereof. SUBLESSEE further covenants and agrees that: (a) it shall name SUBLESSOR, Landlord and all holders of mortgages, including leasehold mortgages, if any, as additional parties insured under each such policy, as their interest may appear; and (b) it shall furnish to each named insured a certificate of said liability insurance prior to the commencement date and evidence of renewals each year.

(b) All of such SUBLESSEE's liability policies shall: (i) name as insured the SUBLESSOR, and the SUBLESSOR's Landlord; and if applicable, Landlord's mortgagee; (ii) be written by a good and solvent insurance company of recognized standing, authorized to do business in the State of California; and (iii) provide that it will be non-cancellable, except on fifteen (15) days' prior written notice to SUBLESSOR and, if requested by SUBLESSOR, SUBLESSOR's Landlord and mortgagee if applicable.

SUBLESSEE, at its own cost and expense, shall insure its own fixtures, equipment and contents and its maintenance thereof at the subject Subleased Premises will be at SUBLESSEE's own risk.

SUBLESSEE mutually expressly waives all right of recovery against SUBLESSOR, its agent, servants and employees, for any loss, damage or injury of any nature whatsoever to property or person of SUBLESSEE unless caused by SUBLESSOR'S willful act or grossly negligent act or omission, and shall obtain from its

insurance carrier waivers of subrogation under its respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver.

7. **INDEMNIFICATION**.

(a) SUBLESSEE shall not do or permit any act upon the Premises of SUBLESSOR and the Subleased Premises, other than the use of the Subleased Premises as permitted under Section 5 hereof, which may subject SUBLESSOR to any liability by any reason whatsoever, including, without limitation, incurring any debt or obligation in the name of SUBLESSOR, which authority is specifically not granted to SUBLESSEE. SUBLESSEE shall not engage in any illegal business or permit or suffer upon the Subleased Premises any violation of law or of any legal requirement of a public authority. Notwithstanding that joint or concurrent liability may be imposed upon SUBLESSOR by statute, ordinance, rule, regulations, or order, SUBLESSEE shall indemnify SUBLESSOR against any liability or expense of any nature, including reasonable attorneys' fees, and without limitation due to the following:

(i) Any breach of any covenant in this Sublease or the Lease required to be performed by SUBLESSEE;

(ii) Any damage to person or property occasioned by SUBLESSEE;

(iii) Injury to any person, including death, resulting at any time from and after the date hereof, occurring in or about the Subleased Premises, unless caused by the negligence or willful misconduct of SUBLESSOR. If SUBLESSEE is required to defend any action or proceeding pursuant to any such occurrence to which SUBLESSOR is made a party, SUBLESSOR shall be entitled to appear, defend, or otherwise take part in the matter involved, at its election, by counsel of its own choosing, providing such action by SUBLESSOR does not limit or make void any liability of any insurer of SUBLESSOR or SUBLESSEE hereunder in respect to the claim or matter in question. SUBLESSOR shall not enter into a settlement with any third party covered by the subject indemnity without the prior written consent of SUBLESSEE.

(b) SUBLESSOR shall indemnify SUBLESSEE against, and hold SUBLESSEE harmless from, any and all losses, costs, damages, expenses, charges or liabilities (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by SUBLESSEE by reason of any breach or default by SUBLESSOR in the observance or performance of the covenants and agreements contained herein; or any

default by SUBLESSOR in the observance or performance of the covenants or agreements contained, which are not SUBLESSEE's Obligations assumed under the Lease; or any damage to person or property occasioned by SUBLESSOR prior to the date of this Sublease.

In the event that SUBLESSOR or SUBLESSEE shall default in its obligations hereunder, the other party shall be entitled to recover reasonable attorneys' fees and costs.

8. **INCORPORATION OF ORIGINAL LEASE**.

(a)(i) The covenants to which SUBLESSOR is bound in the Lease by and between it and the Landlord are expressly incorporated herein. Except as otherwise specifically provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Lease as related to the Subleased Premises are incorporated herein by reference, and shall, as between SUBLESSOR and SUBLESSEE (as if they were the Landlord and Tenant, respectively, under the Lease) constitute the terms of this Sublease except to the extent they do not relate to the Subleased Premises or are inapplicable, inappropriate, inconsistent with, or modified by the provisions of this Sublease. All terms, conditions and provisions of the Lease, except to the extent in conflict with the provisions hereof, shall continue to be binding upon and shall inure to the benefit of SUBLESSEE to the extent arising during, and applicable solely to, the period from and after the date hereof.

(ii) This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease. A copy of the Lease has previously been furnished by Sublessor to SUBLESSEE and SUBLESSEE acknowledges that it has received and reviewed the same. A true and complete copy of the Lease is annexed hereto and made a part hereof as Exhibit "B". SUBLESSEE agrees that in the event of a termination, re-entry or dispossession by Landlord under the terms of the Lease, Landlord may, at its option take over all of the right, title and interest of SUBLESSOR as Landlord hereunder and, in such event, SUBLESSEE shall, at the option of Landlord, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be liable for any previous act or omission of SUBLESSOR, (ii) be subject to any offset not expressly provided in this Sublease which theretofore accrued to SUBLESSEE against SUBLESSOR, or (iii) be bound by any previous modifications of this Sublease (unless consented to by Landlord) or by any previous prepayment of more than one month's rent.

(b) In furtherance of Section 8(a) above, and notwithstanding anything contained in this Sublease to the contrary, at the expiration or any earlier termination of this Sublease,

SUBLESSEE shall deliver possession of the Subleased Premises to SUBLESSOR, in good condition reasonable wear and tear, and damage by fire or other casualty or condemnation, excepted, and in broom clean condition.

9. **ASSIGNMENT**.

(a) This Sublease may not be assigned, mortgaged or encumbered, only upon the prior written consent of SUBLESSOR, which consent shall not be unreasonably withheld, and only upon written consent of Landlord (pursuant to the terms and conditions of the Lease). Any attempt by SUBLESSEE to assign or sublet this Sublease without prior written consent by SUBLESSOR and Landlord, shall, at the option of SUBLESSOR, render this Sublease null, void, and of no further effect, and, in addition to said remedy, SUBLESSOR shall have any and all additional rights provided to it hereunder or otherwise with respect to SUBLESSEE's default. SUBLESSEE will not sublet or permit the Premises or any part thereof to be used by others, without SUBLESSOR's, Landlord's (and/or mortgagee's), prior written consent in each instance. The consent by SUBLESSOR to any assignment or subletting shall not in any manner be construed to relieve SUBLESSEE from obtaining SUBLESSOR's express written consent to any other or further assignment or subletting.

(b) If this Sublease shall be assigned, or if the Subleased Premises or any part thereof be occupied by any person or persons other than SUBLESSEE, SUBLESSOR may, after default by SUBLESSEE, collect rent from the assignee or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection of rent shall be deemed acceptance of the assignee or occupant as a sublessee, or a release of SUBLESSEE from the full performance by SUBLESSEE of all the terms, conditions and covenants of this Sublease.

(c) Each permitted assignee or transferee (and any guarantors of the obligations of such assignee or transferee) shall assume and be deemed to have assumed this Sublease and shall be and remain liable jointly and severally with SUBLESSEE for the payment of the Base Rent, Additional Rent, and for the due performance herein contained on SUBLESSEE's part to be performed for the term of this Sublease and any extension thereof. No assignment shall be binding on SUBLESSOR unless such assignee or SUBLESSEE shall deliver to SUBLESSOR a duplicate original of the instrument of assignment which contains a consent provision and a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from SUBLESSOR the aforesaid written consent prior thereto. No further Sublease shall be binding on SUBLESSOR and Landlord unless such SUBLESSEE shall deliver to SUBLESSOR and Landlord a duplicate

original of the instrument of consent to be executed by SUBLESSOR and Landlord. In addition, and as a further condition precedent to an assignment and/or further sublet of this Sublease, the principals of the assignee or subtenant entity shall personally guaranty performance of this Sublease on a joint and several basis.

10. **EXCULPATION**. Notwithstanding anything to the contrary set forth in this Sublease, it is specifically understood and agreed by SUBLESSEE that there shall be absolutely no personal liability on the part of SUBLESSOR or on the part of the principals, partners or shareholders (as the case may be) of SUBLESSOR with respect to any of the terms, covenants and conditions of this Sublease.

11. **SECURITY DEPOSIT**.

(a) Concurrently herewith, SUBLESSEE shall deposit with Sublessor the sum of Two Thousand Dollars ($2,000.00) DOLLARS as security for the payment of Rent, i.e., two (2) months rent equal to the Base Rent and Additional Rent. Said deposit shall be returned to SUBLESSEE at the termination of said Sublease, without interest, provided SUBLESSEE is not then in default of any obligation hereunder beyond any applicable notice and cure period. To the extent the security deposit increases under the Lease, then the security deposit hereunder shall increase at a like amount. SUBLESSEE shall pay the increased amount to SUBLESSOR upon five (5) days' notice from SUBLESSOR of the increased amount.

(a) If SUBLESSEE is in default under this Sublease or the Lease, or both, after receipt of written notice of said default, any applicable cure period, SUBLESSOR may use, apply or retain the whole or any part of the security for the payment of (i) any rent or any other sums of money which SUBLESSOR may not have been paid or which may become due after the occurrence of a default, (ii) any sum expended by SUBLESSOR on SUBLESSEE's behalf in accordance with the provisions of the Lease, or (iii) any sum which SUBLESSOR may expend or be required to expend by reason of such default, including any damages or deficiency in the reletting of the Premises. The use, application or retention of the security or portion thereof by SUBLESSOR shall not prevent SUBLESSOR from exercising any other right or remedy provided by law or in this Sublease, and shall not operate as an exculpation limitation on any recovery to which it may otherwise be entitled as against SUBLESSEE or any guarantor, or both. After the use, application, or retention of said security deposit, the balance (if any) shall be returned to SUBLESSEE. SUBLESSEE shall not assign the right to receive the security, or any part or remaining balance.

12. **SUCCESSORS AND ASSIGNS**. The covenants, conditions, and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

13. **NOTICES**. Any notice, communication, request, reply or advice, or other notice pertaining to this Sublease to be given, made or accepted by either party to the other, must be in writing, and shall be deemed to have been duly given and received (i) if delivered by hand, the day it is so delivered against receipt or when a receipt is refused to be signed or (ii) if sent by a nationally recognized overnight courier for next business day delivery, the business day after it is sent, to the party to whom the same is so given or made. Any notice may be sent by a party's counsel. For purposes thereof, the addresses of the parties hereto are as follows:

As to SUBLESSOR:	Qualstar Corporation 31248 Oak Crest Drive, Suite 120, Westlake Village, CA 91361 Attn: Louann Negrete, CFO
As to SUBLESSEE:	Interlink Electronics, Inc. 31248 Oak Crest Drive, Westlake Village, CA 91361 Attn: Tracy Kern, CFO
As to Landlord:	Cyprus Pointe Simi Valley, LLC 10940 Wilshire Blvd., Suite 1900 Los Angeles, CA 90024

Either party may, however, by written notice as aforesaid, designate a different address or addresses for notices, requests, or demands to it.

14. **NO WAIVER; ENTIRE AGREEMENT**.

(a) The failure of SUBLESSOR or SUBLESSEE to seek redress for violation of, or to insist upon the strict performance of, any covenants or condition of this Sublease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by SUBLESSOR of Rent or the payment of Rent by SUBLESSEE with

knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. No provision of this Sublease shall be deemed to have been waived by SUBLESSOR or SUBLESSEE unless such waiver be in writing signed by SUBLESSOR or SUBLESSEE. No payment by SUBLESSEE or receipt by SUBLESSOR of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed on accord and satisfaction, and SUBLESSOR may accept such check or payment without prejudice to SUBLESSOR's right to recover the balance of such Rent or pursue any other remedy in this Sublease provided.

(b) This Sublease contains the entire agreement between SUBLESSOR and SUBLESSEE and shall be in place and instead of any and all prior or existing leases (and amendments thereto). Any executory agreement hereafter made between SUBLESSOR and SUBLESSEE shall be ineffective or effect an abandonment of this Sublease, in whole or in part, unless such executory agreement is in writing and signed by both parties.

(c) If any term or provision of this Sublease shall to any extent be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and the balance of the terms and provisions of this Sublease shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.

(d) This Sublease shall be construed and interpreted in accordance with the laws of the State of California.

(e) The captions of the paragraphs in this Sublease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Sublease or the intent of any other provision thereof.

(f) As used herein, the masculine shall include the feminine; the singular shall include the plural; the neuter shall include the masculine and feminine; and vice versa.

(g) SUBLESSOR and SUBLESSEE each represent that it has full power and authority to enter into this Sublease. So long as the SUBLESSEE shall observe and perform the covenants and agreement's binding on it hereunder, the SUBLESSOR shall at all times during the term of this Sublease grant the SUBLESSEE peaceful and quiet enjoyment of the Subleased Premises without any encumbrance or hindrance by, from or through the SUBLESSOR.

(h) This Sublease may be signed in one or more counterparts. Each such counterpart shall be, and shall be deemed to be, an original instrument and all such counterparts taken together shall constitute one and the same Sublease. The parties agree that they may rely on the facsimile or electronic signature of any party with respect to this Lease with the same effect as if such signature was an original.

(i) As long as Sublessee pays, when due, all of the Base Rent and Additional Rent due hereunder and performs and observes all of the obligations, terms and conditions herein contained and contained in the Lease as herein incorporated, SUBLESSEE shall peaceably and quietly have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease.

(j) If by reason of such fire or casualty, Landlord or SUBLESSOR elects to terminate the Lease in accordance with the provisions of the Lease, then upon such termination of the Lease, this Sublease shall be automatically terminated as if such date of termination were the expiration date. SUBLESSOR's election or failure to elect to terminate the Leases hall be at SUBLESSOR's discretion; provided further however, that if SUBLESSEE agrees to continue the Sublease, provided Landlord has not elected to terminate the Lease, SUBLESSOR shall make no election to terminate the Lease without the written approval of SUBLESSEE.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed as of the day and year first above written.

SUBLESSOR:

Qualstar Corporation

By: [signature], CFO

SUBLESSEE:

Interlink Electronics, Inc.

By: [signature], CFO

Exhibit A

Sublease Premises

Exhibit "B"


EXISTING WAREHOUSE
TO REMAIN

130-C W. COCHRAN STREET
SIMI VALLEY, CALIFORNIA

INITIALS